Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of China Granite Corporation a Nevada corporation (the "Company") on Form 10-QSB/A for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Juan Chen, Chief Financial Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Granite Corporation, and will be retained by China Granite Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Costas Takkas
Costas Takkas
Chief Financial Officer
February 8, 2006